MUTUAL RELEASE OF CLAIMS AND MODIFICATION AGREEMENT

         THIS MUTUAL RELEASE OF CLAIMS AND MODIFICATION AGREEMENT (the "Agreement") is made and entered into as of this 16th day of October, 1999, by and among NU SKIN ENTERPRISES, INC., a Delaware corporation ("Nu Skin"), John Diekman, Gerald Cohn, William E. McGlashan, Jr., Henry S. Burdick and Peter Castleman, acting in all matters pursuant to the direction of at least four of such persons, as representatives and Attorney-in-Fact of the Stockholders (the "Stockholders Representatives") of GENERATION HEALTH HOLDINGS, INC., a Delaware corporation (the "Company") pursuant to the power of attorney granted to such Stockholders Representatives by the Stockholders of Generation Health Holdings, Inc. (the "Stockholders"), pursuant to the Stockholder's Letter and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent (the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, Nu Skin, Sage Acquisition Corporation ("Merger Sub") and the Company entered into that Restated Agreement and Plan of Merger and
Reorganization dated as of October 16, 1998 (the "Merger Agreement", and capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement);

         WHEREAS, pursuant to the Merger Agreement, the Company merged with and into Merger Sub in accordance with the General Corporation Law of the State of Delaware and upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, the parties hereto wish to resolve certain disputes and grant a mutual release of claims and in connection therewith modify certain rights, obligations and liabilities of those Stockholders who timely accept the terms and conditions of this Agreement by executing and delivering a Stockholder's Election Form substantially in the form attached hereto as Exhibit A (the "Accepting Holders"), which executed Election Form shall be attached hereto as Exhibit B with a schedule of the names of the Accepting Holders, and Nu Skin as set forth in the Merger Agreement, the Cholestin Escrow Agreement, the Escrow Agreement, the Registration Rights Agreement and the Stockholder Escrow
Agreement dated as of October 16, 1998 by and among the Stockholders Representatives, the Escrow Agent and the Stockholders (the "Stockholder Escrow Agreement"); and

         WHEREAS, the Accepting Holders received in excess of sixty percent (60%) of the Merger Consideration (as defined below);

         NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, the parties hereto agree as follows:

         1.  CHOLESTIN ESCROW.

         (a) Notwithstanding that Nu Skin has or will notify the Escrow Agent that the conditions set forth in Section 5.16(a) of the Merger Agreement necessary for the distribution to the Stockholders of the Total Cholestin Escrow Shares have not been satisfied and directing the Escrow Agent to distribute such shares to Nu Skin in accordance with Section 5.16(a) of the Merger Agreement and the Cholestin Escrow Agreement, in consideration of the release of claims by the Accepting Holders set forth in Section 3 below and the other terms and conditions of this Agreement, with respect to the Accepting Holders only, the Total Cholestin Escrow Shares held in the names of the Accepting Holders (the "Accepting Holders Total Cholestin Escrow Shares") will not be cancelled and returned to Nu Skin pursuant to Section 5.16 of the Merger Agreement and the Cholestin Escrow Agreement at this time, but shall be held and distributed to the Accepting Holders and/or Nu Skin, as the case may be, as set forth in this Agreement. All other Total Cholestin Escrow Shares, other than the Accepting Holders Total Cholestin Escrow Shares, shall be cancelled and returned to Nu Skin by the Escrow Agent promptly following October 25, 1999 in the manner contemplated by the Merger Agreement and the Cholestin Escrow Agreement. The provisions of Section 5.16 of the Merger Agreement shall continue to apply to the Accepting Holders Total Cholestin Escrow Shares, which provisions are incorporated herein by reference, subject to the following changes: (i) all references to "the first anniversary of the Effective Date" shall be deleted and replaced with "June 15, 2000", and (ii) rather than distributing the shares on an all or nothing basis at June 15, 2000, the shares shall be distributed to the Accepting Holders pro rata based on the percentage of the Sales objective satisfied as set forth below.

         (b) Notwithstanding any other provision in the Merger Agreement, the Cholestin Escrow Agreement or the certificate delivered or to be delivered to the Escrow Agent pursuant to Section 7(c) of the Cholestin Escrow Agreement to the contrary, Nu Skin shall deliver to the Escrow Agent on or before October 25, 1999 written instructions pursuant to this Agreement authorizing and instructing the Escrow Agent promptly to deliver the Initial Release Amount (as defined below) to the Accepting Holders pro rata. For purposes of this Section 1(b), the "Initial Release Amount" shall equal 152,192 shares (35% of the Total Cholestin Escrow Shares) multiplied by a fraction, the numerator of which is the number of Accepting Holders Total Cholestin Escrow Shares and the denominator of which is the Total Cholestin Escrow Shares.

         (c) Notwithstanding any other provision in the Merger Agreement or the Cholestin Escrow Agreement to the contrary, on each of January 15, 2000 and April 15, 2000, and within 20 days after June 15, 2000 (each a "Release Date"), Nu Skin shall deliver to the Escrow Agent written instructions pursuant to this Agreement authorizing and instructing the Escrow Agent to deliver to the Accepting Holders pro rata the Earned Amount (as defined below) of the then remaining Accepting Holders Total Cholestin Escrow Shares. For purposes of this
Section 1(c), "Earned Amount" shall equal (i) the percentage equivalent of the total Sales (net of returns) in the United States or worldwide, as the case may be, by Nu Skin of products containing Cholestin as calculated as of the 31st day of the month immediately preceding January 15, 2000 and April 15, 2000, and as calculated as of June 15, 2000, divided by $12,000,000 for United States sales or $75,000,000 for worldwide sales, whichever percentage is greater, multiplied by (ii) the Accepting Holders Total Cholestin Escrow Shares, minus (iii) the number of Accepting Holders Total Cholestin Escrow Shares theretofor released and delivered to the Accepting Holders.

         (d)  Promptly  upon  receipt of written  instructions  contemplated  by
Section 1 hereof, (i) the Escrow Agent shall deliver a copy of such written instructions to the Stockholders Representatives and (ii) the Escrow Agent, the Stockholders Representatives and Nu Skin shall take such action as may be necessary to cause certificates representing the amount of shares specified in the written instructions delivered pursuant to Sections 1(b) or (c) hereof to be distributed to the Accepting Holders pro rata in accordance with the procedures set forth in Sections 7(b) and (e) of the Cholestin Escrow Agreement.

         (e) The provisions set forth in Section 7(b), (c), (d) and (e) of the Cholestin Escrow Agreement, subject to the modifications in this Agreement, shall continue in effect with respect to any of the Accepting Holders Total Cholestin Escrow Shares on deposit after June 15, 2000 with respect to Sales made through that date. If as of June 15, 2000, total Cholestin Sales have not reached one of (i) $12,000,000 in the United States or (ii) $75,000,000 worldwide then the portion of the Accepting Holders Total Cholestin Escrow Shares which are not distributed to the Accepting Holders based on sales through June 15, 2000 in accordance with the formula set forth above shall be cancelled and returned to Nu Skin. Within twenty days after June 15, 2000, Nu Skin shall deliver a certificate to the Stockholder Representatives and the Escrow Agent indicating the number of the remaining Accepting Holder Total Escrow Shares to be delivered to the Accepting Holders pursuant to this Agreement and the number that are to be returned to Nu Skin for cancellation. The provisions of Section 7(b), (c), (d) and (e) of the Cholestin Escrow Agreement, subject to the modifications in this Agreement, shall apply with respect to the procedures to be followed with respect to such certificate and the distribution of shares to the Stockholders or Nu Skin as the case may be. Accepting Holders shall deliver to the Escrow Agent stock transfer powers duly executed in blank (with signatures duly notarized if requested by Nu Skin) to facilitate the distribution of Accepting Holder Total Escrow Shares as contemplated by this
Section 1.

         (f) Notwithstanding any other provision of this Agreement, the Merger Agreement, the Cholestin Escrow Agreement or the certificate delivered or to be delivered to the Escrow Agent pursuant to Section 7(c) of the Cholestin Escrow Agreement to the contrary, in each circumstance in which Accepting Holders Total Cholestin Escrow Shares are to be distributed to the Accepting Holders, the number of such shares to be distributed to the Accepting Holders shall be rounded to the nearest whole number. Under no circumstances shall any Accepting Holder receive more shares from the Escrow Fund (as defined in the Cholestin Escrow Agreement) than were deposited in that Escrow Fund by or on behalf of such Accepting Holder.

         2.  TRADING LIMITATIONS.

         (a) Each Stockholder who received a certificate or certificates representing 21,000 or fewer shares of Class A Common Stock in connection with the Merger, including, without limitation, the Escrow Shares and the Cholestin Escrow Shares (the "Merger Consideration"), shall, as of October 16, 1999, be released from the trading limitations set forth in Article III of that certain Stockholder's Letter executed by each Stockholder prior to the Merger; provided, however, that any Accepting Holder who received more than 10,000 shares of Merger Consideration may, at such Accepting Holder's sole discretion, elect to be governed by the trading limitations set forth in Section 2(b) hereof by so indicating on such Accepting Holder's Election Form, and in consideration of making such election, Nu Skin shall permit such Accepting Holder to participate in the liquidity event, if any, contemplated by Section 6 hereof.

         (b) Each Accepting Holder who received a certificate or certificates representing more than 21,000 shares of Merger Consideration irrevocably agrees that, except pursuant to the exercise of registration rights in accordance with the Registration Rights Agreement, such Accepting Holder shall not, from the date hereof and for a period ending on the first to occur of (a) three days following the date that Nu Skin publicly announces its earnings for the fiscal year ended December 31, 1999 or issues a press release or public statement indicating that its earnings for the fiscal year ended December 31, 1999 will be below analysts' expectations, (b) February 10, 2000 and (c) the consummation of a transaction sponsored or arranged by Nu Skin in which each Accepting Holder's shares of Class A Common Stock are purchased by Nu Skin or a third party (a "liquidity event"), but only with respect to those shares sold in such liquidity event, (i) offer to sell, sell, contract to sell, pledge or otherwise dispose of any Merger Consideration or any securities substantially similar to the Merger Consideration, including, but not limited to, any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Class A Common Stock or any substantially similar securities, but excluding shares of Class A Common Stock, if any, owned by such Accepting Holder that do not constitute Merger Consideration or (ii) establish a "put equivalent position" with respect to any of the Merger Consideration within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or (iii) publicly announce an intention to take any of the actions set forth in (i) or
(ii) above; provided, however, that the limitations set forth above shall not apply to (A) any bona fide transfers or gifts to the ancestors, siblings, descendants, spouse or domestic partner of such Accepting Holder, or any trust for the benefit of such persons or such Accepting Holder, if such Accepting Holder has provided prior written notice to Nu Skin of such transfer and such transferee has agreed in writing to be bound by the terms hereof or (B) any transfer of Merger Consideration to the Stockholders Representatives pursuant to
Section 9.01 of the Merger Agreement; provided, further, that any Accepting Holder who is subject to paragraph (b) of this Section 2 may, at such Accepting Holder's sole discretion, take any of the actions set forth in clauses (i) through (iii) above on or after October 16, 1999 with respect to such Accepting Holder's pro rata percentage of 150,000 of the shares of Merger Consideration. Nu Skin and the transfer agent with respect to the Class A Common Stock are hereby authorized to enforce the provisions of the preceding sentence by refusing to permit transfers which Nu Skin believes may violate such sentence.

         (c) Nu Skin agrees that prior to March 26, 2000, it will not modify, amend or waive the terms of any transfer restrictions in force as of October 10, 1999 as set forth in that certain Amended and Restated Stockholders Agreement, as amended through October 10, 1999, among the Nu Skin founding stockholder group in a manner that could adversely effect the Accepting Holders, except that Nu Skin may waive such transfer restrictions solely with respect to charitable contributions approved by Nu Skin's special committee of outside directors charged with evaluating requests by members of the NUS founding stockholder group for release of their shares of Class A Common Stock as charitable contributions consistent with its fiduciary duties and past practices.

         3.  RELEASE AND WAIVER.

         (a) Each of the Accepting Holders hereby fully releases, remises, acquits, and forever discharges Nu Skin and each of its affiliates, officers, directors, employees, agents, successors and assigns, and each of such person's respective heirs, executors, administrators, trustees, beneficiaries, assigns, predecessors and successors ("Accepting Holders Released Parties") from any and all claims, suits, obligations, liabilities, causes of action, demands, charges, complaints, damages, losses, attorney's fees, and costs or expenses, of any kind whatsoever, whether at law or in equity, whether known or unknown, that the Accepting Holders, any predecessor or successor in interest of the Accepting Holders, now has, ever had, or might conceive or accrue in the future against any of the Accepting Holders Released Parties arising out of, occurring in connection with, or otherwise relating to the Merger Agreement and all related transactions, from the beginning of the world up to and including the date hereof; provided, however, that the foregoing release shall not apply to or affect (i) any obligations, duties or rights arising under this Agreement, (ii) any obligations, duties or rights under Sections 5.08, 5.09, 5.12, 5.13, 5.14 or
5.22 of the Merger Agreement, the Registration Rights Agreement or the respective Stockholder's Letters (other than Article II), (iii) any obligations, duties or rights under any employment agreement, consulting agreement, confidentiality agreement, or lost certificate affidavit entered into by and between Nu Skin and any Stockholder in connection with the Merger Agreement, or any promissory note assumed or succeeded to by Nu Skin or its affiliates as a result of the Merger or (iv) any obligations of Nu Skin under the Merger Agreement (as modified by this Agreement), the Escrow Agreement (as modified by this Agreement), and/or the Cholestin Escrow Agreement (as modified by this Agreement), which by the respective terms of such agreements are to be performed following the date of this Agreement.

         (b) Nu Skin, on behalf of itself and all its affiliates, hereby fully releases, remises, acquits, and forever discharges each Accepting Holder and each of such person's respective heirs, executors, administrators, trustees, beneficiaries, assigns, predecessors and successors ("Nu Skin Released Parties") from any and all claims, suits, obligations, liabilities, causes of action, demands, complaints, damages, losses, attorney's fees, and costs or expenses, of any kind whatsoever, whether at law or in equity, whether known or unknown, that Nu Skin, any predecessor or successor in interest of Nu Skin, now has, ever had, or might conceive or accrue in the future against any of the Nu Skin Released Parties arising out of, occurring in connection with, or otherwise relating to breaches of representations, warranties and covenants under the Merger Agreement and all related documentation among Nu Skin, the Stockholders and/or the Stockholders Representatives, from the beginning of the world up to and including the date hereof; provided, however, that the foregoing release shall not apply to or affect (i) any obligations, duties or rights arising under this Agreement, (ii) any obligations, duties or rights under Sections 5.08, 5.09, 5.12, 5.13, 5.14 or 5.22 of the Merger Agreement, the Registration Rights Agreement or the respective Stockholder's Letters (other than Article II), (iii) any obligations, duties or rights under any employment agreement, consulting agreement, confidentiality agreement, or lost certificate affidavit entered into by and between Nu Skin and any Stockholder in connection with the Merger Agreement, or any promissory note assumed or succeeded to by Nu Skin or its affiliates as a result of the Merger or (iv) any obligations of the Accepting Holders under the Merger Agreement (as modified by this Agreement), the Escrow Agreement (as modified by this Agreement), and/or the Cholestin Escrow Agreement (as modified by this Agreement), which by the respective terms of such agreements are to be performed following the date of this Agreement.

         (c) Notwithstanding the respective releases given by the parties herein, each party hereto shall be entitled to enforce any right created, or conferred upon such party, by this Agreement, including through instituting legal action against an otherwise released person. If any party hereto brings an action to enforce its rights hereunder, the prevailing party shall be entitled to recover its costs and expenses, including court costs and attorneys' fees incurred in connection with such suit.

         (d) The mutual releases set forth in this Section 3 are entered into by the Accepting Holders and Nu Skin without any admission of liability to any other, but solely for the purpose of avoiding costly litigation, further uncertainty, controversy, and legal expense. Without limiting the foregoing, nothing contained herein shall be taken or construed to be an inference or admission by any party or as evidencing or indicating in any degree the truth or correctness of any claims or defense asserted by any party.

         4. BOOK VALUE ADJUSTMENTS. Pursuant to Section 2.08 of the Merger Agreement, Nu Skin shall deliver to the Escrow Agent for deposit into the Escrow Account (as defined in the Escrow Agreement) as of October 16, 1999, a certificate representing 24,434 shares of Class A Common Stock. The Stockholders and Nu Skin hereby agree that upon such deposit, all required adjustments to the Merger Consideration shall have been made and no further adjustments to the Merger Consideration shall be made pursuant to Section 2.08 of the Merger Agreement.

         5.  General escrow.

         (a) As of October 16, 1999, the Escrow Agent shall distribute to Nu Skin a total of 103,533 Total Escrow Shares1 from the Escrow Account (as defined in the Escrow Agreement). The Escrow Agent, the Stockholders Representatives and Nu Skin shall cause a certificate representing such shares to be delivered to Nu Skin as payment in full of claims made by Nu Skin pursuant to Sections 7.02(a)(v) and (vii) of the Merger Agreement. Nu Skin, for itself and all Indemnified Parties, hereby agrees that the Reserved Amount (as defined in the Escrow Agreement) is $0.00 following the distribution of Total Escrow Shares described above. All other Total Escrow Shares, other than those distributed to Nu Skin pursuant to this Section 5(a) or subject to Sections 5(c), 5(d) and 5(f) below, shall be distributed to the Stockholders promptly following the one year anniversary of the Effective Date as contemplated by the Escrow Agreement. Following the distribution to Nu Skin of the Total Escrow Shares pursuant to this Section 5(a), Nu Skin shall have no further interest in the Escrow Fund (as defined in the Escrow Agreement) and Nu Skin shall have no further rights, duties or obligations under the Escrow Agreement.

         (b) Upon the Escrow Agent's receipt of certificates representing the shares referenced in Section 4 hereof, the Escrow Agent shall increase the number of shares of Class A Common Stock beneficially owned by each Stockholder or Accepting Holder, as applicable, in the Escrow Fund (as defined in the Escrow Agreement), pro rata based on such Stockholder's proportionate interest in such deposited shares. In lieu of issuing and depositing the 24,434 shares required by Section 4 hereof, Nu Skin may authorize the Escrow Agent to reduce by 24,434 the number of shares to be delivered to Nu Skin pursuant to Section 5(a).

         (c) Notwithstanding any other provision in the Merger Agreement or in Escrow Agreement to the contrary, the Accepting Holders' pro rata portion of the set aside in the Escrow Fund (as defined in the Escrow Agreement) originally consisting of $250,000 in cash and Class A Common Stock and 33,207 Escrow Shares established pursuant to Section 10(b)(ii) of the Escrow Agreement (the "SR Expense Set Aside") remaining after payment of all Stockholders Representatives, accrued and unpaid expenses through the date this Agreement is actually executed and delivered, shall be held by the Escrow Agent in the Escrow Account (as defined in the Escrow Agreement) to pay the accrued and unpaid fees and expenses of the Stockholders Representatives without regard to the termination of the Escrow Fund (as defined in the Escrow Agreement). Any claims made by the Stockholders Representatives against the SR Expense Set Aside shall comply with the provisions of Section 10(b)(ii) of the Escrow Agreement. As soon as the Stockholders Representatives are satisfied that their responsibilities to the Stockholders have been discharged, the Stockholders Representatives shall deliver a certificate to the Escrow Agent to that effect. Upon the Escrow Agent's receipt of such certificate, the Escrow Agreement shall be deemed terminated in accordance with Section 14 of the Escrow Agreement and the balance of the SR Expense Set Aside shall be distributed in accordance with Section 8(h) of the Escrow Agreement.

         (d) As of October 25, 1999, the Escrow Agent and the Stockholders Representatives shall take such action as may be necessary to (i) reduce the Accepting Holders' pro rata portion of 173,913 shares of Class A Common Stock on deposit in the Escrow Fund (as defined in the Escrow Agreement), (ii) cause a certificate representing such shares to be transferred to the Escrow Agent for deposit into the Escrow Fund (as defined in the Stockholder Escrow Agreement). Following such deposit, the Escrow Fund (as defined in the Stockholder Escrow Agreement) shall be held or distributed, as the case may be, in accordance with the terms of the Stockholder Escrow Agreement. Notwithstanding any other provision to the contrary in the Stockholder Escrow Agreement, including, without limitation, Section 13(b) thereof, the Stockholders Escrow Agreement shall not terminate until the Stockholders Representatives are satisfied that their obligations as described in Section 3 of the Stockholders Escrow Agreement, and all reasonable expenses incurred in connection therewith, have been discharged, at which time the Stockholders Representatives shall deliver a certificate to the Escrow Agent to that effect and the Escrow Agent shall promptly, but no later than ten days following receipt of such certificate from the Stockholders Representatives, distribute to the Stockholders pro rata any cash or shares of Class A Common Stock remaining in the Escrow Fund (as defined in the Stockholders Escrow Agreement).

         (e) For the purposes of Sections 5(c) and 5(d) hereof, the Accepting Holders' (as a group) pro rata portion of (i) the remaining SR Expense Set Aside as described in Section 5(c) and (ii) the 173,913 shares that were to be deposited pursuant to Stockholders Escrow Agreement as described in Section 5(d) will be equal to a fraction (expressed as a percentage), the numerator of which is the total number of shares of Merger Consideration received by the Accepting Holders and the denominator of which is the total number of shares of Merger Consideration received by all Stockholders.

         (f) The Rejecting Holders' portion of (i) the remaining SR Expense Set Aside (after payment of all Stockholders Representatives' accrued and unpaid expenses through the date that this Agreement is actually executed and delivered) and (ii) the 173,193 Shares of Merger Consideration that were to have been deposited in escrow pursuant to the Stockholders Escrow Agreement, will be distributed to each Rejecting Holder pro rata in accordance with Section 8(h) of the Escrow Agreement. For the purposes of this Section 5(f), each Rejecting Holder's pro rata interest in distributions pursuant to this Section 5(f) shall equal the total amount to be distributed multiplied by a fraction, the numerator of which is the number of shares of Merger Consideration received by such Rejecting Holder and the denominator of which is the total number of shares of Merger Consideration received by all Rejecting Holders.

         6. LIQUIDITY.

         Nu Skin agrees to use its reasonable best efforts, acting in good faith, to provide Accepting Holders who are subject to the trading limitations set forth in Section 2(b) hereof an opportunity to participate in a commercially reasonable liquidity event on or before April 15, 2000. For purposes of this
Section 6, each Accepting Holder acknowledges that a commercially reasonable liquidity event may include a private or public transaction at a price per share below the closing price of Class A Common Stock on the day immediately preceding the date of the closing of such liquidity event; provided, however, that the per share consideration received by Accepting Holders in connection with such liquidity event shall in no event be less than the per share amount of consideration offered to the Nu Skin founding stockholder group or to Nu Skin in connection with a related financing transaction; provided, further, that any Accepting Holder who participates in such liquidity event and thereby has the opportunity to sell at least 50% of all of such Stockholder's Merger Consideration, excluding for purposes of such calculation any shares of such Stockholder's Merger Consideration held in escrow as of the date of the liquidity event (the "Eligible Shares"), agrees that the trading limitations set forth in Section 2(b) hereof shall remain in effect until the later of (a) the end of the restricted period set forth in Section 2(b) hereof or (b) 90 days following the closing of such liquidity event; and, provided further, that (i) if less than fifty percent (50%) of the Eligible Shares are tendered in such liquidity event, Accepting Holders who elect not to participate in such liquidity event (the "Non-participating Holders") agree that the trading limitations set forth in Section 2(b) hereof shall remain in effect with respect to such Accepting Holders shares of Merger Consideration until 60 days following the closing of such liquidity event and (ii) if fifty percent (50%) or more of the Eligible Shares are tendered in such liquidity event, Non-participating Holders agree that the trading limitations set forth in Section 2(b) hereof shall remain in effect with respect to such Accepting Holders shares of Merger Consideration until 45 days following the closing of such liquidity event; provided, however, that (x) notwithstanding (i) or (ii) above, in no event shall the restricted period end prior to the period set forth in Section 2(b) and (y) under no circumstances shall any Accepting Holder be required to agree to any transfer restriction relating to a liquidity event that is more restrictive as to time, scope or otherwise, than those agreed to by any member of the Nu Skin founding stockholder group participating in such (or a related) liquidity event.

         7. REGISTRATION  RIGHTS.

         Each Accepting Holder irrevocably agrees to vote such Accepting Holder's shares of Merger Consideration in favor of not more than one demand registration right under the Registration Rights Agreement.

         8.  Effectiveness.

         Each of the Merger Agreement, the Cholestin Escrow Agreement, the Escrow Agreement and the Stockholder Escrow Agreement is specifically amended to the extent provided herein and as necessary to give effect to such amendments. Except as provided in the immediately preceding sentence, such agreements shall continue in full force and effect.

         9. ESCROW  AGENT.

         The Escrow Agent shall receive fees in the amount of (a) $3,000 for the administration of the Escrow Fund (as defined in the Cholestin Escrow Agreement, as modified by this Agreement) and (b) $2,750 for the administration of the Escrow Fund (as defined in the Escrow Agreement, as modified by this Agreement) for services rendered by the Escrow Agent under this Agreement for the period from October 17, 1999 through October 16, 2000. All such fees owed to the Escrow Agent hereunder shall be paid and satisfied out of those respective Escrow Funds or such other sources as the parties hereto shall mutually agree. All computations required to be made under the terms of this Agreement in calculating the number of shares to be distributed from any escrow by the Escrow Agent hereunder shall be made by Nu Skin and/or the Stockholders Representatives, and such party shall provide any such computation in writing to the other parties hereto.

         10.  GOVERNING LAW.

         This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed within that State.

         11. ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         12.  COOPERATION.

         Each party agrees to cooperate with the other and to take all action reasonably necessary to give full effect to the provisions and intent of this Agreement.

         13. AMENDMENTS.

         This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Stockholders Representatives, Nu Skin and the Escrow Agent.

         14. AUTHORIZATION.

         The Stockholders Representatives, Nu Skin and the Escrow Agent each represent and warrant (i) this Agreement has been duly and validly authorized, executed and delivered, subject to the application of equitable remedies, and
(ii) each person executing this Agreement on behalf of the parties hereto is duly authorized and fully competent to execute this Agreement on behalf of such parties.

         15. NOTICES.

         All notices or other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, or by overnight courier service, telecopy, or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at their address set forth below:

         if to the Stockholders Representatives:

         John Diekman
         c/o Bay City Capital, LLC
         750 Battery Street, Suite 600
         San Francisco, California  94111
         Telecopier: (415) 837-0996

         with a copy to:

         Latham & Watkins
         233 South Wacker Drive, Suite 5800
         Chicago, Illinois  60606
         Attention:  Michael A. Pucker
         Telecopier: (312) 993-9767

         if to Nu Skin:

         Nu Skin Enterprises, Inc.
         One Nu Skin Plaza
         75 West Center Street
         Provo, Utah 84601
         Attention:  M. Truman Hunt
         Telecopier: (801) 345-3099

         if to the Escrow Agent:

         LaSalle Bank National Association
         135 South LaSalle Street
         Suite 1960
         Chicago, Illinois 60603
         Attention:  Mark F. Rimkus
         Telecopy:  (312) 904-2236

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         16.  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

         17.  NO  third  party  beneficiaries.

         This Agreement is for the sole benefit of the parties hereto, the Stockholders and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         18.  SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         19. SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.









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



         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.


                                            NU SKIN ENTERPRISES, INC.


                                            By: /s/ M. Truman Hunt
                                                  Name: M. Truman Hunt
                                                  Title: Vice President and
                                                         General Counsel


                                            /s/ John Diekman
                                            John Diekman


                                            /s/Gerald L. Cohn
                                            Gerald L. Cohn


                                            /s/William McGlashan, Jr.
                                            William McGlashan, Jr.


                                            /s/Henry S. Burdick
                                            Henry S. Burdick


                                            /s/Peter Castleman
                                            Peter Castleman

         Not   individually,   but  each  in  his  capacity  as  a  Stockholders
Representative and as attorneys in fact of the Accepting Holders

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Escrow Agent


                                            By: Russell C. Bergman
                                                  Name:Russell C. Bergman
                                                  Title:Vice President